UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934


                           --------------------------


                                  March 3, 2005
                        (Date of Earliest Event Reported)


                         United Systems Technology, Inc.
             (Exact name of registrant as specified in its charter)



          Iowa                      0-9574               42-110279
(State or other jurisdiction     (Commission          (I.R.S. Employer
      of incorporation)          file number)      Identification Number)


                           1850 Crown Road, Suite 1109
                               Dallas, Texas 75234
                    (Address of principal executive offices)


                                 (972) 402-8600
              (Registrant's telephone number, including area code)

Item 8.01.  Other Events

     On March 3, 2005, United Systems Technology, Inc.("USTI") issued a press release announcing that USTI's Board of Directors has unanimously approved a reverse 1-for-10,000 split of USTI's common stock to be followed immediately by a forward 10,000-for-1 split. If the transaction is approved by USTI's shareholders at its next annual meeting and implemented, USTI expects to have fewer than 300 stockholders of record, which would enable USTI to voluntarily terminate the registration of its Common Stock under the Securities Exchange Act of 1934 and go private. Among other benefits, the Company would accrue significant cost savings as a result of going private, without disrupting its day-to-day operations. The press release is attached as Exhibit 99.1 to this Form 8-K, which is incorporated herein by reference.



Item 9.01.  Financial Statements and Exhibits.

            (c)  Exhibits

                 99.1   Press Release dated March 3, 2005

                                   Signatures


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      United Systems Technology, Inc.


Date: March 3, 2005                By: /s/ Randall L. McGee
                                      ---------------------
                                      Randall L. McGee, Secretary
                                       and Treasurer (Principal Financial
                                       and Accounting Officer)

                                  Exhibit 99.1


                                                     PRESS RELEASE

For Immediate Release    March 3, 2005

Contact                  Mr. Randy McGee
                         Vice President - Finance
                        (972) 402-8600



           UNITED SYSTEMS TECHNOLOGY, INC. ANNOUNCES BOARD APPROVAL
          OF REVERSE/FORWARD STOCK SPLIT AND GOING PRIVATE TRANSACTION

     Dallas, TX: United Systems Technology, Inc. (OTC - USTI) announced today that its Board of Directors has unanimously approved a reverse/forward stock split with the intended goal of facilitating a going private transaction. Pending shareholder approval, this transaction would consist of a 1-for-10,000 reverse split of the Company's common stock followed immediately by a 10,000-for-1 forward split of the common stock. Shareholders holding less than 10,000 shares of the common stock immediately before the reverse stock split would, in lieu of owning fractional shares and participating in the forward stock split, receive cash consideration from the Company in an amount equal to $.0675 per share on a pre-split basis. Conversely, shareholders holding 10,000 or more shares of the common stock immediately before the reverse stock split would continue to hold the same number of shares after the forward stock split, and would not receive any cash payment.

     The anticipated result of the reverse/forward stock split would be to reduce the Company's number of shareholders of record to less than 300. The Company would then be able to voluntarily terminate the registration of its Common Stock under the Securities Exchange Act of 1934. In turn, the Company's periodic reporting requirements with the Securities and Exchange Commission ("SEC") would be suspended and the Company's classification as a public reporting company would cease. Among other benefits, the Company would accrue significant cost savings as a result of going private, without disrupting its day-to-day operations. The Board of Directors has determined the reverse/forward stock split to be substantively and procedurally fair to both cashed-out shareholders and continuing shareholders.

     The Company's shareholders will be asked to approve the transaction at the Company's next annual meeting of shareholders, currently expected to be held in June of this year.

     The Company intends to file a preliminary proxy statement and Schedule 13E-3 with the SEC outlining the reverse/forward stock split and the going private transaction. All shareholders are advised to carefully read the definitive proxy statement and Schedule 13E-3 as such documents will contain important information about the upcoming annual meeting of shareholders and the proposed going private transaction. Shareholders may obtain a free copy of the proxy statement and Schedule 13E-3 at the SEC's web site at www.sec.gov. Prior to the upcoming annual meeting, the Company will also mail a copy of the definitive proxy statement to its shareholders entitled to vote at such meeting.

Forward-looking Statements:

     This Press Release contains forward-looking statements, other than historical facts, which reflect the view of Company's management with respect to future events. Such forward-looking statements are based on assumptions made by and information currently available to the Company's management. Although management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations include, without limitation, the ability of the Company (i) to generate levels of revenue and adequate cash flows from its operations to support and maintain its current cost structure, and (ii) to develop and deliver products that are competitive, accepted by its markets and are not rendered obsolete by changing technology. The forward-looking statements contained herein reflect the current views of the Company's management with respect to future events and are subject to these factors and other risks, uncertainties and assumptions relating to the operations, results of operations and financial position of the Company. The Company assumes no obligation to update the forward-looking statements or to update the reasons actual results could differ from those contemplated by such forward-looking statements.

About the Company:

     The Company develops, markets and supports application software for select vertical markets in both the for profit and not for profit sectors. The software applications operate in IBM midrange, network and single user PC platforms. The Company and its subsidiaries have over 2,100 installations in the United States and Canada.